Exhibit 3.80

State of California File# 200327510098 Kevin Shelley Secretary of State FILED LIMITED LIABILITY COMPANY in the office of the Secretary of State ARTICLES OF ORGANIZATION of the State of California A $70.00 filing fee must accompany this form. SEP 30 2003 IMPORTANT — Read instructions before completing this form. [ILLEGIBLE] KEVIN SHELLEY, SECRETARY OF STATE This Space For Filing Use Only 1. Name of the limited liability company (end the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”) SC Madera Development, LLC 2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act. 3. Name the agent for service of process and check the appropriate provision below: CT Corporation System Which is [ ] an individual residing in California. Proceed to item 4. [X] a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5. 4. If an individual, California address of the agent for service of process: Address: City: State: CA Zip Cope: 5. The limited liability company will be managed by: (check one ) [ ] One manager [ ] more than one manager [x] single member limited liability company [ ] all limited liability company members 6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve. 7. Number of pages attached, if any: 0 8. Type of business of the limited liability company. (For informational purposes only) The development of entertainment facilities and related activities. 9. DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed. Julia B. Dachs Julia B. Dachs Signature of Organizer Type or Print Name of Organizer September 29, 2003 Date 10. RETURN TO: NAME FIRM ADDRESS CITY/STATE ZIP CODE SEC/STATE (REV. 01/03) FORM LLC-1 — FILING FEE $70.00 Approved by Secretary of State

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office. Date: FEB 01 2013 DEBRA BOWEN DEBRA BOWEN, Secretary of State